Exhibit 10.7

This FIRST AMENDMENT (this “Amendment”) to the Employment Agreement (as defined below) is dated as of February 26, 2016 and is entered between REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (“RCPC” and, together with its parent Revlon, Inc. (“Revlon”) and its subsidiaries, the “Company”), and Giovanni Pieraccioni (the “Executive”).
WHEREAS, on October 9, 2014, the Company and the Executive entered into an employment agreement (the “Employment Agreement”);

WHEREAS, Section 11.5 of the Employment Agreement provides that the Employment Agreement may be amended by written agreement signed by the Executive and an authorized representative of the Company;

WHEREAS, the parties desire to enter into this Amendment in order to amend certain provisions of the Employment Agreement in connection with a change in the Executive’s title and responsibilities; and

WHEREAS, such amended provisions of the Employment Agreement shall become effective as of the date of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1.    Section 1.1 of the Employment Agreement is hereby replaced in its entirety as follows:

“Employment, Duties. RCPC hereby employs the Executive for the Term (as defined in Section 2.1) to render exclusive and full-time services to the Company in the capacity of Chief Operating Officer, with the duties and responsibilities consistent with such position (including but not limited to service as a director of the Company or director or officer of any subsidiary of the Company if so elected) as may be assigned to the Executive from time to time by the Board of Directors of the Company or the Company’s President and Chief Executive Officer (the “CEO”). The Executive’s title shall be Chief Operating Officer, or such other title of at least equivalent level consistent with the Executive’s duties from time to time as may be designated by the Company. The Executive agrees to serve, if appointed, as a member of the Global Leadership Team or such other committee of the Company’s most senior executives as may succeed the Global Leadership Team from time to time and report to the Board of Directors of the Company, the CEO or the CEO’s designee.”

2.    Section 3.1 of the Employment Agreement is hereby amended by increasing the Base Salary to US$1,000,000.

3.    Section 3.2(a) of the Employment Agreement is hereby amended by (i) increasing the Executive’s target bonus eligibility to 100% of Base Salary and (ii) deleting the final sentence thereof.
4.    Section 3.2(d) of the Employment Agreement is hereby replaced in its entirety as follows:

“Housing Allowance: So long as the Executive is employed by the Company, through February 2019, the Executive shall be eligible to receive a housing allowance in the amount of US$250,000 gross per annum (approximately US$20,833.33 gross per month), less applicable and lawful withholdings and deductions.”

5.    The following shall be added to the end of Section 13.1(d) of the Employment Agreement:

(d)    “Solely for clarification purposes, if the Executive is receiving separation payments and benefits under this Section 13, then Executive shall not also be entitled to receive separation payments and benefits under Section 4.4.”

6.    Except as expressly amended by this Amendment, the rights and obligations of the parties hereto under the Employment Agreement are hereby ratified and confirmed, and the Employment Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.
[Signature Pages to Follow]

Exhibit 10.7

REVLON CONSUMER PRODUCTS CORPORATION
By: /s/ Mark W. Pawlak_____
Name: Mark W. Pawlak
Title: Senior Vice President, Human Resources, Employment & Administration

REVLON, INC.
By: /s/ Mark W. Pawlak_____
Name: Mark W. Pawlak
Title: Senior Vice President, Human Resources, Employment & Administration

EXECUTIVE
/s/ Giovanni Pieraccioni _____
Name: Giovanni Pieraccioni